AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT


     AMENDED AND RESTATED EMPLOYMENT AGREEMENT dated [to be dated as of closing] _________, 1997 among HAGLER BAILLY, INC., a Delaware corporation ("Company"), HAGLER BAILLY CONSULTING, INC., a Delaware corporation ("Consulting"), HAGLER BAILLY SERVICES, INC., a Delaware corporation ("Services") and HENRI-CLAUDE A. BAILLY ("Executive").

     WHEREAS, the Company, Services and Executive entered into an Employment Agreement on May 25, 1995 with respect to Executive's employment with Company and Services; and

     WHEREAS, Services was formerly named Hagler Bailly Consulting, Inc. and upon the name change to Services, Consulting, a new subsidiary of the Company, was formed; and

     WHEREAS, Executive is no longer an officer of Services and was elected Chairman, Managing Director, President and Chief Executive Officer of Consulting; and

     WHEREAS, the Company, Consulting, Services and Executive mutually desire to amend and restate the original Employment Agreement pursuant to the terms set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, Company, Consulting and Executive, intending to be legally bound, agree as follows:

     1. Employment and Term. Company agrees to employ Executive and Executive agrees to serve Company as Chairman, President and Chief Executive Officer of Company, and Consulting agrees to employ Executive and Executive agrees to serve Consulting as Chairman, Managing Director, President and Chief Executive Officer of Consulting, or in such other executive position as may be mutually agreed upon by Executive and Company or Consulting, during the Term (as defined below). Subject to the provisions of this Agreement to the contrary, the term of this Agreement (the "Term") shall commence on the date hereof, and end on the date which is the third-year anniversary thereof, or such later date to which Executive's employment may be extended as provided in Section 10.

     2. Duties. During the Term, Executive agrees to serve Company and Consulting faithfully and to the best of his ability; to devote his entire time, energy and skill during regular business hours (except for illness or incapacity and except for vacation time as provided herein) to such employment; to use his best efforts, skills and ability to promote its interests; if elected, to serve as a director of Company and its subsidiaries or affiliated


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corporations or entities; and to perform such duties as from time to time may be assigned to him, subject to Section 3 hereof. Notwithstanding the foregoing, Executive may continue to serve on the Board of Directors of TXN, Inc. and Resource Capital Associates, Inc., and may engage in charitable and public and industry service activities so long as such activities do not materially interfere with the performance of his duties and responsibilities under this Agreement. During the Term, Executive shall serve as a member of the Board of Directors of Company (the "Company Board") and the Board of Directors of Consulting (the "Consulting Board").

     3. Responsibilities. Executive's area of responsibility shall be that of Chairman, President and Chief Executive Officer of Company and as Chairman, Managing Director, President and Chief Executive Officer of Consulting, or such other executive position as may be mutually agreed upon by Executive and Company or Consulting, and during the Term, Company shall not assign any duties to or remove any duties from Executive inconsistent therewith and, further, Company and Consulting shall at all times provide Executive with such executive powers and authority as shall reasonably be required to enable him to discharge such duties in an efficient manner, together with such facilities and services as are suitable or customary to such position.

     4. Compensation. Company agrees to pay Executive as compensation for all duties performed by him in any capacity during the period of his employment under this Agreement:

        a. base salary ("Base Salary"), payable in equal bi-weekly installments, at the rate set forth in Appendix 1 attached to this Agreement and made a part hereof ("Appendix 1");

        b. a bonus (the "Bonus") as set forth in Appendix 1;

        c. option to purchase 25,000 shares of Common Stock of the Company the terms of which (including a vesting schedule) are set forth in resolutions adopted by the Board of Directors of the Company on January 17, 1997.

        d. from time to time, Executive shall also be eligible to receive options to purchase Common Stock of the Company pursuant to the terms of the Hagler Bailly, Inc. Employee Incentive Non-Qualified Stock Option and Restricted Stock Plan of the Company or any successor plan, and in the amounts determined by, and subject to the terms and conditions of, the Stock Option Committee of the Board of Directors of the Company.

     5. Benefits; Reimbursement of Expenses; Vacation. Executive shall also be entitled to:

        a. participate in all of the benefit programs which are presently or may hereafter be provided by Company, including, without limitation, all stock option, pension, thrift, employee stock ownership, incentive, retirement, in each case to be made without regard to


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any policy or agreement that would otherwise require the deferral of any bonus, health insurance and life insurance programs ("benefit programs");

        b. reimbursement by Company of all expenses reasonably incurred by him in connection with the performance of his duties, including, without limitation, travel and entertainment expenses reasonably related to the business or interests of Company; upon submission by him of written documentation of such expenses;

        c. a fully-paid annual physical examination; and

        d. the other benefits set forth in Appendix 1.

     6. Disability or Death.

        a. If, during the Term of this Agreement, Executive becomes disabled or incapacitated for a period of twelve (12) consecutive months to such an extent that he is unable to perform his duties hereunder ("Permanently Disabled"), Company shall have the right at any time thereafter, so long as Executive is then still Permanently Disabled, to terminate this Agreement. If Company elects to terminate this Agreement by reason of Executive becoming Permanently Disabled, Company, for the unexpired Term of this Agreement, shall continue to pay;

           (1) to Executive, sixty percent (60%) of his Base Salary (whether through insurance or otherwise) at the rate in effect on the date of such termination, such payments to be made as set forth in Section 4;

           (2) in the event of Executive's death after such termination for Permanent Disability, then to the persons and in the manner set forth in subparagraph (c) of this Section 6, an amount per annum equal to sixty percent (60%) of Executive's Base Salary (whether through insurance or otherwise) at the rate in effect on the date this Agreement is terminated by Company, such payments to be made as set forth in Section 4; or

           (3) if, and so long as, Company does not elect to terminate this Agreement as a result of Executive's Permanent Disability, this Agreement shall continue in full force and effect and Executive shall be entitled to all benefits including compensation as set forth herein.

        b. If the Executive dies during the Term, this Agreement shall automatically terminate, except that for the unexpired portion of the Term Company shall continue to pay to the persons and in the manner set forth in subparagraph (c) of this Section 6, an amount per annum equal to sixty percent (60%) of Executive's Base Salary in effect on the date of Executive's death, such payments to be made as set forth in Section 4.


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


        c. Any payments to be made pursuant to subparagraph (a) or (b) of this
Section 6 to persons other than Executive in the event of the death of Executive shall be made to Executive's designated beneficiaries or, if no such designation has been made and Executive's spouse survives Executive, then the payments shall be made to Executive's spouse, and if such spouse subsequently dies before all such payments are made, the remaining payments shall be made to the estate of Executive's spouse. If Executive is not survived by a spouse, then the payments shall be made among Executive's issue who survive Executive, per stirpes, and if any individual who is issue of Executive and who as of the date of death of Executive is entitled to receive payments dies after Executive's death, the payments which such issue would have been entitled to receive shall be made to his or her estate. If at the date of Executive's death Executive is not survived by any spouse, or any issue, then the payments shall be made to Executive's estate.

        d. To the extent there is keyman insurance on the life of the Executive and so long as the Stockholders Agreement between the Company and its stockholders, dated May 15, 1995 (as amended, the "Stockholders Agreement") remains in effect, the proceeds shall be dedicated to stock redemption under the Stockholders Agreement and not to payment of amounts under this Section 6.

     7. Termination. In addition to the provisions of Section 1 hereof, this Agreement may be terminated prior to the expiration of its Term as follows:

        a. Automatically upon Executive's death, in which event the provisions of Section 6 shall continue to be applicable;

        b. Upon notice from the Company upon Executive's Permanent Disability, in the event Company elects to terminate Executive's employment pursuant to the provisions of Section 6;

        c. Upon sixty (60) days' prior written notice from Company for "cause," which for purposes hereof shall mean conduct of the Executive involving any type of disloyalty to Company, including without limitation theft, fraud, embezzlement, proven dishonesty, physical violence, or the influence of drugs or alcohol;

        d. Upon notice from Executive upon Company's breach of any material provision of this Agreement. Without limiting the generality of the foregoing, it is acknowledged and agreed that Sections 2, 3, 4 and 5 of this Agreement are material provisions of this Agreement;

        e. Upon notice from Executive upon Company's failure to pay Executive amounts under Section 4 when due;


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        f. Upon notice from Executive following a "change in control" (as defined in Appendix 1).

     8. Wrongful Termination; Company Breach; Change in Control. In the event of the termination of this Agreement by Executive pursuant to paragraph (d), (e) or
(g) of Section 7, or in the event of the termination of this Agreement by Company other than pursuant to either a notice of non-renewal under Section 10 or a notice of termination under paragraph (b) or (c) of Section 7, Executive shall be entitled to receive all of the compensation and benefits provided herein until the later of (i) the date the Term would have expired absent any termination of this Agreement, or (ii) thirty six (36) months from the effective date of such termination (such later date being herein referred to as the "Final Payment Date"). If Company and Executive shall become involved in a dispute relating to any alleged breach of this Agreement by Company or Executive, and if Executive prevails (by judgment, settlement or otherwise) in such dispute, Company shall reimburse Executive for all reasonable costs (including reasonable fees and disbursements of counsel) incurred by him in connection with such dispute upon presentation to Company of evidence of such costs.

     9. Termination of Prior Agreements. This Agreement expressly supersedes all agreements and understandings between the parties regarding the subject matter hereof and any such agreement is terminated as of the date first above written.

     10. Renewal/Nonrenewal. This Agreement shall be automatically extended without further action by the parties for one additional year unless either party shall, at least 90 days prior to the expiration date or the expiration date as so extended, have given notice to the other party that this Agreement shall not be so extended. Upon notification by Company that this Agreement is not to be extended or renewed, Executive shall be entitled to continue to receive for a period of twelve (12) months commencing on the expiration of the Term, all of the compensation and benefits provided for herein.

     11. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives and to any successor of Company, which successor shall be deemed substituted for company under the terms of this Agreement. As used in this Agreement, the term "successor" shall include any person, firm, corporation or other business entity which at any time, whether by merger, purchase or otherwise, acquires all or substantially all of the assets or business of Company.

     12. Waiver of Breach. The waiver by Company of a breach of any provision of this Agreement by Executive shall not operate or be construed as a waiver of any subsequent breach.

     13. Notices. Any notice required or permitted to be given hereunder shall be sufficient if in writing and if sent by registered or certified mail to Executive at his residence or to Company at its principal place of business.


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     14. Entire Agreement. This document contains the entire agreement of the parties and may not be changed except in a writing signed by both parties.

     15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Virginia as applied to contracts executed and performed wholly within the State of Virginia.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                          HAGLER BAILLY, INC.

                                              [to be signed as of closing]
                                          By:__________________________________
                                             Name:
                                             Title:

                                          HAGLER BAILLY CONSULTING, INC.

                                              [to be signed as of closing]
                                          By:__________________________________
                                             Name:
                                             Title:



                                          HAGLER BAILLY SERVICES, INC.


                                              [to be signed as of closing]
                                          By:__________________________________
                                             Name:
                                             Title:


                                              [to be signed as of closing]
                                          _____________________________________
                                          HENRI-CLAUDE A. BAILLY


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


HB CAPITAL, INC., hereby jointly and severally with Company and Consulting, guarantees and agrees to act as sureties for the prompt and full performance and payment by Company and Consulting of all of the obligations of Company and Consulting under this Agreement as and when due to be paid and performed.


                                          HB CAPITAL, INC.


                                              [to be signed as of closing]
                                          By:__________________________________
                                             Name:
                                             Title:


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


                       APPENDIX 1 TO AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT
                                (THE "AGREEMENT")

                                     between

                               HAGLER BAILLY, INC.

                                       and

                         HAGLER BAILLY CONSULTING, INC.

                                       and

                          HAGLER BAILLY SERVICES, INC.

                                       and

                             HENRI-CLAUDE A. BAILLY

                             Dated ___________, 1997


     As used in this Appendix, all terms not otherwise specifically defined herein shall have the meanings given in the Agreement. Any reference in this Appendix or in the Agreement to the term "Agreement," "herein," "hereof" or the like shall be deemed to refer to the Agreement, including this Appendix.

     1. Base Salary. The Base Salary payable to Executive pursuant to Section 4 of the Agreement shall be paid at an initial annual rate of $375,000 commencing on the date hereof. On January 1 of each year during the Term commencing January 1, 1998, the annual rate of Base Salary shall be increased by no less than the greater of five percent (5%) over the annual rate of Base Salary in effect for the preceding year, and the increase in the CPI National Index for the year.

     2. Bonus.

        a. A Bonus payment shall be made to Executive for each calendar year during the Term (including the 1997 year) in an amount determined by the Executive Compensation Committee of the Company Board.

        b. In the event of termination of the Agreement pursuant to paragraph
(a) or (b) of Section 7 of the Agreement, then in lieu of a Bonus under Section 4(b) of the


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Agreement for the year in which such termination occurs ("Termination Year"),
Executive shall be entitled to receive a Termination Bonus (as defined in paragraph (d) below), payable when Company's management employees have customarily received their annual bonus payments. The Termination Bonus shall be reduced on a pro rata basis in the event of termination of the Agreement prior to the end of the Termination Year.

        c. In the event of termination of the Agreement by Executive pursuant to paragraph (d), (e), (f) or (g) of Section 7 of the Agreement, or in the event of the termination of the Agreement by Company other than pursuant to paragraph
(a), (b) or (c) of said Section 7, then in lieu of any Bonus for the Termination Year and any subsequent year until and including the year in which the Final Payment Date occurs, Company shall pay Executive a Termination Bonus for each such full or partial year, payable immediately upon such termination. The Termination Bonus shall be reduced on a pro rata basis for any year in respect of which such Termination Bonus is being paid which is less than a full year.

        d. For purposes hereof, the term "Termination Bonus" shall mean an amount equal to the "Average Percentage" (as defined below) multiplied by the Base Salary in effect as of the date of termination of the Agreement. For purposes hereof, the "Average Percentage" shall mean that number (expressed as a percentage) derived by dividing (i) the aggregate bonuses paid by Company to Executive (whether pursuant to this Agreement or otherwise) during the three calendar years immediately preceding the Termination Year (or such lesser number of years for which Executive has received bonus compensation from Company) by
(ii) the aggregate Base Salary paid during the same period utilized in clause
(i).

     3. Member of Board of Directors. During the Term, unless Executive elects not to serve as a member of the Company Board the Consulting Board, Company shall cause all securities entitled to vote in the election of Company's and Consulting.'s directors to be voted for the election of Executive as a director of the Company Board and the Consulting Board, respectively. So long as the Stockholders Agreement remains in effect and so long as Executive has a Common Equity Percentage (as defined in the Stockholders Agreement) of at least eight and one-half percent (8-1/2%), Executive shall serve on the Company Board until 1999 or such later date as to which Executive may be nominated. So long as Executive is a member of the Company Board, the Consulting Board or the board of directors of any of Company's other subsidiaries or affiliated companies, Executive shall receive such compensation and other benefits (including insurance coverage and indemnification) as other similarly situated members of such board of directors receive for their service in such capacity.

     4. Change of Control. For purposes hereof, the term "change in control" shall mean any of the following events:

        a. if any "Person" (as the term person is used for purposes of Sections 13(d) or 14(d) of the 1934 Act) shall have "Beneficial Ownership" (as the term beneficial ownership is used for purposes of Rule 13d-3 promulgated under the 1934 Act) of thirty three


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percent (33%) or more of the combined voting power of Company's then outstanding voting securities ("Voting Securities"), at any time that the Beneficial Ownership of Voting Securities of Company by such Person exceeds Executive's Beneficial Ownership of Voting Securities of Company;

        b. the approval by stockholders of Company of (A) a merger, reorganization or consolidation involving Company if the stockholders of Company immediately before such merger, reorganization or consolidation, do not or will not own directly or indirectly immediately following such merger, reorganization or consolidation more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from or surviving such merger, reorganization or consolidation in substantially the same proportion as their ownership of the Voting Securities of Company immediately before such merger, reorganization or consolidation or (B) (1) a complete liquidation or dissolution of Company or (2) an agreement for the sale or other disposition of all or substantially all of the assets of Company; or

        c. the acceptance by stockholders of Company of shares in a share exchange if the stockholders of Company immediately before such share exchange, do not or will not own directly or indirectly immediately following such share exchange more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from or surviving such share exchange in substantially the same proportion as the ownership of the Voting Securities of Company outstanding immediately before such share exchange.

     5. Arbitration. In the event of any dispute between the parties under or relating to this Agreement or otherwise relating to Executive's employment by Company, such dispute shall be submitted to and settled by arbitration in Arlington, Virginia, in accordance with the rules and regulations of the American Arbitration Association then in effect. The arbitrators shall have the right and authority to determine how their award or decision as to each issue and matter in dispute may be implemented or enforced. Any decision or award shall be final and conclusive on the parties; judgment upon any award or decision may be entered in any court of competent jurisdiction in the Commonwealth of Virginia or elsewhere; and the parties hereto consent to the application by any party in interest to any court of competent jurisdiction for confirmation or enforcement of such award.


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